UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2006

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2005 Salaries, Bonuses and Equity Awards for Named Executive Officers

On March 9, 2006, the Compensation Committee of the Board of Directors of SuperGen, Inc., by unanimous written consent, established annual salaries for 2006, approved cash bonus awards, and granted options to the Registrant’s Named Executive Officers as follows:

Name and Position	Annual Salary	Bonus	Stock Option Grants (1)
Edward Jacobs	$343,200	$102,960	60,000	(2)
Chief Operating Officer			15,000	(3)
Michael Molkentin	$255,600	$55,600	60,000	(2)
Chief Financial Officer			15,000	(3)
Audrey Jakubowski	$254,440	$60,580
Chief Regulatory & Quality Officer

(1)                                  The option grants will be subject to the terms and conditions of the 2003 Stock Plan, as amended.

(2)                                  Stock option grants will vest monthly over a period of 48 months.

(3)                                  Stock option grants may vest within 12 months, based on achievement of certain performance milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin Chief Financial Officer

Date:  March 15, 2006